CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 21, 2006 relating to the financial statements of Dream Media, Inc.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

GATELY ASSOCIATES, LLC

Altamonte Springs, Florida
February 2, 2007